Page 1 of 3
                      Ford Credit MAY 1994-A Grantor Trust
                         6.35% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: December 1994
Distribution Date: January 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Principal Deposits in Collection Account
- ----------------------------------------
  Scheduled Principal Payments                  $      17,015,688.18
  Prepayments in Full                                  11,894,017.59
  Warranty and Administrative Repurchases                 107,809.75
  Liquid. Proceeds, Recov. & Released Payaheads         1,345,043.48
                                                  ------------------
    Available Principal Amount                  $      30,362,559.00
  Realized Losses                                         707,267.51
                                                  ------------------
  Monthly Principal Distributable Amount        $      31,069,826.51

Interest Deposits in Collection Account
- ---------------------------------------
  Available Interest Amount                     $       7,878,281.63

Servicing Fee
- -------------
  Class A Servicing Fee                         $         659,487.83
  Class B Servicing Fee                                    49,638.87
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         709,126.70
  Available Subordination Amount                       13,048,898.13
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                   218,133.90
  Available Int. Amount for Certificateholders          6,951,021.03

Schedule of Distributions to Certificateholders
- -----------------------------------------------
Class A
- -------
  Class A Interest Distributable Amount         $       4,187,747.74
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             6,464,449.56
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               15,812,171.42
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,276,701.82

  Interest Distribution to Class A              $       4,187,747.74

  Class A Principal Distributable Amount        $      28,894,938.65
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      28,237,179.87
                                                  ------------------
  Class A Principal Draw Amount                 $         657,758.78
    Less: Available Subordination Amount               15,812,171.42
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00

  Principal Distribution to Class A             $      28,894,938.65

                                                                    Page 2 of 3
                      Ford Credit MAY 1994-A Grantor Trust
                         6.35% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: December 1994
Distribution Date: January 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Class B
- -------
  Class B Interest Distributable Amount         $       2,763,273.29
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             2,763,273.29
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00

  Interest Distributions to Class B             $       2,763,273.29

  Class B Principal Distributable Amount        $       2,174,887.86
    Plus: Class B Prin. Carryover Shortfall             2,002,073.18
    Less: Class B Available Principal Amount            2,125,379.13
    Plus: Class B Principal Draws                         657,758.78
                                                  ------------------
  Class B Principal Shortfall Amount            $       2,709,340.69

  Principal Distributions to Class B            $       1,467,620.35

Principal Balances
- ------------------
  Class A Beginning Principal Balance           $     791,385,400.20
  Less: Reductions to Class A Prin. Balance            28,894,938.65
                                                  ------------------
  Class A Ending Principal Balance              $     762,490,461.55

  Class B Beginning Principal Balance           $      59,566,643.02
  Less: Reductions to Class B Prin. Balance             2,174,887.86
                                                  ------------------
  Class B Ending Principal Balance              $      57,391,755.16

  Beginning Pool Principal Balance              $     850,952,043.22    79,021
  Less: Reductions in Pool Prin. Balance               31,069,826.51
                                                  ------------------
  Ending Pool Principal Balance                 $     819,882,216.71    77,658

Calculation of Pool Factor
- --------------------------
  Class A Pool Factor (End Class A Prin.                   0.7505660
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
- ------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $      10,923,519.00
      and
   B. Balance on Previous Payment Date          $      10,923,519.00
      Plus: Interest Distrib. to Class B                2,763,273.29
      Plus: Principal Distrib. to Class B               1,467,620.35
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      15,154,412.63

  Remaining Subordinated Spread Account         $      10,923,519.00
  (lesser of A or B)

                                                                    Page 3 of 3
                      Ford Credit MAY 1994-A Grantor Trust
                         6.35% Asset Backed Certificates

                            MONTHLY SERVICING REPORT
                            ------------------------

Collection Period: December 1994
Distribution Date: January 15, 1994
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
- ----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.986%
  Average Delinquent & Repo Inventory Contracts/              0.432%
  Outstanding Contracts


Advances
- --------
  Advances at Beginning of the Month            $       9,722,196.46
  Plus: Net Change in Advances                          1,414,440.63
                                                  ------------------
  Advances at End of the Month                  $      11,136,637.09


Payaheads
- ---------
  Payaheads at Beginning of the Month           $       5,246,653.60
  Plus: Net Change in Payaheads                            39,875.29
                                                  ------------------
  Payaheads at End of the Month                 $       5,286,528.89


Delinquency Amounts Excluding Repo Inventory
- --------------------------------------------
  31 - 60 Days                                  $      16,752,472.25     1,580
  61 - 90 Days                                          1,302,811.29       115
  91 - 120 Days                                           142,852.32        14
  Over 120 Days                                            56,917.91         4
                                                  ------------------  --------
                                                $      18,255,053.77     1,713

Repo Inventory                                                             213





















Rept. No.: 1.022